Exhibit 99.1

FRAC ROCK INTERNATIONAL, INC.
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Table of Contents

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2012 AND PERIOD FROM DECEMBER 30, 2011 (INCEPTION) THROUGH DECEMBER 31, 2011 (AUDITED)

Consolidated Financial Statements:

 CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

FRAC ROCK INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2012 and period from
December 30, 2011 (Inception) through December 31, 2011
with Report of Independent Registered Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Frac Rock International, Inc.

We have audited the accompanying consolidated balance sheets of Frac Rock International, Inc. (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2012, and the period from December 30, 2011(inception) through December 31, 2011, and the related notes to the consolidated financial statements. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits of the consolidated financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company, as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the year ended December 31, 2012, and the period from December 30, 2011(inception) through December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Whitley Penn LLP

Dallas, Texas
September 13, 2013

FRAC ROCK INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2012	2011

Assets
Current assets:
Cash and cash equivalents	$1,492,871	$—
Accounts receivable	2,385	—
Prepaids	6,000	—
Total current assets	1,501,256	—

Equipment, net	21,874	—

Total assets	$1,523,130	$—

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$176,705	$13,497
Accrued expenses	215,737	—
Total current liabilities	392,442	13,497

Commitments and contingencies

Stockholders’ equity (deficit):
Common stock	673	673
Preferred stock	3,496,500	—
Additional paid-in capital	55,561	5,327
Accumulated deficit	(2,422,046)	(19,497)
Total stockholders’ equity (deficit)	1,130,688	(13,497)

Total liabilities and stockholders’ equity (deficit)	$1,523,130	$—

See accompanying notes to consolidated financial statements.

FRAC ROCK INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2012	Period from December 30, 2011 (Inception) through December 31, 2011

Revenue	$10,660	$—
Cost of sales	5,341	—
Gross profit	5,319	—
Selling, general, and administrative expenses	2,407,868	19,497
Loss before provision for income taxes	(2,402,549)	(19,497)
Provision for income taxes	—	—
Net loss	$(2,402,549)	$(19,497)

See accompanying notes to consolidated financial statements.

FRAC ROCK INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

Year Ended December 31, 2012 and Period from
December 30, 2011 (Inception) through December 31, 2011

	Common Stock	Preferred Stock	Additional Paid-in Capital	Accumulated Deficit	Total

December 30, 2011 (Inception)	$673	$—	$5,327	$—	$6,000
Net loss	—	—	—	(19,497)	(19,497)
Balance at December 31, 2011	673	—	5,327	(19,497)	(13,497)
Proceeds from issuance of preferred stock	—	3,496,500	—	—	3,496,500
Stock based compensation	—	—	50,234	—	50,234
Net loss	—	—	—	(2,402,549)	(2,402,549)
Balance at December 31, 2012	$673	$3,496,500	$55,561	$(2,422,046)	$1,130,688

See accompanying notes to consolidated financial statements.

FRAC ROCK INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2012	Period from December 30, 2011 (Inception) through December 31, 2011

Operating Activities
Net loss	$(2,402,549)	$(19,497)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,359	—
Stock based compensation	50,234	—
Changes in operating assets and liabilities:
Accounts receivable	(2,385)	—
Prepaids	(6,000)	—
Accounts payable	253,969	13,497
Accrued expenses	215,737	—
Net cash used in operating activities	(1,888,635)	(6,000)

Investing Activities
Purchases of equipment	(24,233)	—
Net cash used in investing activities	(24,233)	—

Financing Activities
Proceeds from issuance of common stock	—	6,000
Proceeds from issuance of preferred stock	3,405,739	—
Net cash provided by financing activities	3,405,739	6,000

Net increase in cash and cash equivalents	1,492,871	—
Cash and cash equivalents at beginning of year/period	—	—

Cash and cash equivalents at end of year/period	$1,492,871	$—

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$—	$—
Cash paid during the year for income taxes	$—	$—

Non-cash activities
Preferred stock issued to settle accounts payable	$90,761	$—

See accompanying notes to consolidated financial statements.

FRAC ROCK INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012 and 2011

A.           Nature of Business

Frac Rock International, Inc. (the “Company”), a British Virgin Islands company, was incorporated on December 30, 2011, by a group of oilfield-service executives who anticipate that the well stimulation and pressure pumping activity levels experienced in the North American market will be replicated around the world. The Company maintains offices in Houston, Texas; Oslo, Norway; and Buenos Aires, Argentina. The address of the Company’s registered office is Wickhams Cay I, PO Box 3190 Road Town, Tortola, British Virgin Islands VG1110.

B.           Summary of Significant Accounting Policies

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

Basis of Accounting

The accounts are maintained and the consolidated financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. Significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

During 2012 the Company’s revenue was generated from consulting services. Revenues from all services are recognized when persuasive evidence of an arrangement exists, the price is fixed or determinable, and collectability is reasonably assured. Revenues from consulting services performed on a day-rate or hourly basis are recognized as the service is performed.

Foreign Currency Translation

All assets and liabilities in the balance sheet of foreign subsidiaries whose functional currency is other than the U.S. dollar are translated at year-end exchange rates. All revenues and expenses in the statement of operations, of these foreign subsidiaries, are translated at average exchange rates for the year. Translation gains and losses are not included in determining net loss but are shown in accumulated other comprehensive gain (loss) of the consolidated balance sheets. Foreign currency transaction gains and losses are included in determining net loss. During 2012 and 2011 the Company did not have any translation gains or losses.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.

FRAC ROCK INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2012, the Company had no such investments. The Company maintains deposits in several financial institutions, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses related to amounts in excess of FDIC limits.

Accounts Receivable

Accounts receivable are stated at amounts management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. There was no reserve for doubtful accounts as of December 31, 2012.

Equipment

Equipment is stated at historical cost less depreciation. Historical cost includes expenditures that are directly attributable to the acquisition of the items.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purposes. Leasehold improvements are amortized over the lower of the service lives of the improvements or the remaining life of the lease. Expenditures for major renewals and betterments that extend the useful lives are capitalized. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are reflected in the accompanying consolidated statement of operations of the respective period.

The estimated useful lives of equipment are as follows:

Furniture, fixtures, and office equipment	5 years

Accounts Payable

Accounts payable are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

Stock-Based Compensation

The Company accounts for its stock options under the fair value recognition provisions of ASC Topic 718.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 360 requires the Company to review long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset or group of assets may not be recoverable. The impairment review includes a comparison of future cash flows expected to be generated by the asset or group of assets with their associated carrying value. If the carrying value of the asset or group of assets exceeds expected cash flows (undiscounted and without interest charges), an impairment loss is recognized to the extent that the carrying value exceeds the fair value. If estimated future cash flows are not achieved with respect to long-lived assets, additional write-downs may be required.

FRAC ROCK INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Financial Risk Factors

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high credit quality financial institutions.

Fair Value of Financial Instruments

The Company calculates the fair value of its assets and liabilities, which qualify as financial instruments under this statement, and includes this additional information in the notes to consolidated financial statements when the fair value is different than the carrying value of these financial instruments. The estimated fair value of accounts receivable, prepaids, accounts payable, and accrued expenses approximate their carrying amounts due to the relatively short maturity of these instruments. None of these instruments are held for trading purposes.

Income Taxes

Deferred income taxes are determined using the asset and liability method in accordance with ASC Topic 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income taxes are measured using enacted tax rates expected to apply to taxable income in years in which such temporary differences are expected to be recovered or settled. The effect on deferred income taxes of a change in tax rates is recognized in the consolidated statement of operations of the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

C.           Equipment

Equipment consisted of the following at December 31, 2012:

Furniture, fixtures, and office equipment	$24,233
Less accumulated depreciation	(2,359)
Equipment, net	$21,874

Depreciation expense is included in general and administrative expenses in the accompanying consolidated statement of operations.

D.           Stockholders’ Equity (Deficit)

Series	Number of Shares Authorized	Number of Shares Issued and Outstanding	Conversion Price
Preferred A	1,050,000	1,050,000	$3.33
Preferred B	48,950,000	—	N/A
Common	100,000,000	67,316	N/A

Series A Preferred Stock

At December 31, 2012, the Company had 1,050,000 shares of Series A preferred stock outstanding. Each share of the Series A is convertible into shares of common stock at the option of the holder at the stated conversion price. Convertible preferred stock is not redeemable.

Preferred shares are classified as equity. Series A Preferred stockholders elect six of the Company’s eight directors, have preference in liquidation and two-thirds of preferred directors must approve most actions by the board. Each Series A Preferred Stock shall be convertible, at the option of the holder, at any time and without the payment of additional consideration by such holder, into a number of Common Stock determined by dividing (i) the sum of (A) the Series A Original Issuance Price and (B) any dividends on such Series A Preferred Stock which such holder is entitled to receive, but has not received, by (ii) the conversion price for such Series A Preferred Stock (the “Conversion Price”) in effect on the date of the conversion. The initial Conversion Price at the time of issuance of the Series A Preferred Shares shall be $3.33, so that each Preferred Stock is initially convertible into one (1) fully paid and non-assessable Common Stock.

FRAC ROCK INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Series B Preferred Stock

The company has authorized 48,950,000 non-convertible Series B shares. As of December 31, 2012, there are no Series B shares issued or outstanding.

E.           Employee Benefit Plan

The Company adopted a defined contribution 401(k) profit-sharing plan effective January 1, 2012, covering all Company employees. The plan provides for employee contributions, employer matching contributions, and a discretionary profit sharing contribution. All employer contributions vest over a five-year period. The Company’s matching contributions for the year ended December 31, 2012, were approximately $30,094. No discretionary profit sharing contributions were made during 2012.

F.           Stock-Based Compensation

As of December 31, 2012, the Company has a single stock incentive plan approved by its stockholders, the 2012 Stock Incentive Plan (the “Plan”), for the granting of stock-based incentive awards, including incentive stock options, non-qualified stock options, and restricted stock to employees, consultants, and members of the Company’s Board of Directors. The Plan was originally adopted in 2012, and a maximum of 2,164,500 shares are reserved for issuance under the Plan. As of December 31, 2012, 2,003,071 shares were available for grant under the Plan.

Stock Options

Options granted vest over a period of two years, subject to the optionee’s continued employment or service, and an option granted under the Plan may have an expiration date not longer than ten years following the date of grant. The Plan specifies that the per share exercise price of an incentive stock option may not be less than 110% of the fair market value of the Company’s common stock on the date of grant, and the per share exercise price of a non-qualified stock option may not be less than the fair market value of the Company’s common stock on the date of grant. The Company’s general practice has been to grant options with a per share exercise price equal to the fair market value of the Company’s common stock on the date of grant.

Stock option transactions in the Plan are as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)

Balance at December 31, 2011	—	$—
Granted	161,429	2.65	10
Forfeited	—	—
Exercised	—	—
Balance at December 31, 2012	161,429	$2.65	9.54
Exercisable at December 31, 2012	8,604	$0.16	9.08

As of December 31, 2012, the range of exercise prices for outstanding options was $0.09 – $3.33.

The fair value of options issued for the year ended December 31, 2012, were estimated to be $283,942 at the date of grant using a Black-Scholes option-pricing model using the following weighted average assumptions:

Volatility	75%
Expected lives	5.25 years
Expected dividend yield	—
Risk free rates	1.64%

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. The expected life of awards granted represents the period of time that they are expected to be outstanding. The Company determined the initial expected life based on a simplified method in accordance with ASC Topic 718, giving consideration to the contractual terms, vesting schedules, and pre-vesting and post-vesting forfeitures.

During the year ended December 31, 2012, the Company recorded $50,234 of stock-based compensation, which is included in general and administrative expense in the accompanying consolidated statement of operations. Total unamortized stock-based compensation expense at December 31, 2012, was $233,708 and will be fully expensed through 2014.

FRAC ROCK INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

G.           Related Party Transactions

The Company sub-leases office space for $6,000 per month from a company which is owned by the Chairman of the Board and an employee of the Company. The sub-lease agreement commenced in March of 2012 on a month-to-month basis. The Company paid the related party approximately $60,000 in 2012.

H.           Income Taxes

Income tax expense for the periods presented differs from the “expected” federal income tax expense computed by applying the U.S. federal statutory rate of 34% to the net loss, due to state taxes and other non-deductible items, meals and entertainment, and the change in the valuation allowance for the current tax benefit. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax provisions.

The significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31,
	2012	2011

Net operating loss carry-forwards	$823,496	$6,629
Less: valuation allowance	(823,496)	(6,629)
Total net deferred tax asset	$—	$—

The Company has established a valuation allowance to fully reserve the net deferred tax asset due to the uncertainty of the timing and amounts of future taxable income. At December 31, 2012, the Company has net operating loss carryforwards for federal income tax purposes of $2,422,046 which will begin to expire, if unused, in 2031.

The Company records accrued interest and penalties related to unrecognized tax benefits in general and administrative expense. No amounts of interest expense and penalties have been accrued or recognized related to unrecognized tax benefits since inception.

FRAC ROCK INTERNATIONAL, INC.
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Three and nine months ended September 30, 2013 and 2012

FRAC ROCK INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2013	December 31, 2012
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$150,247	$1,492,871
Accounts receivable and other	57,684	2,385
Prepaids	280,903	6,000
Total current assets	488,834	1,501,256
Equipment, net	22,725	21,874
Total assets	$511,559	$1,523,130

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$383,354	$176,705
Accrued expenses	420,915	215,737
Convertible note payable	1,000,000	—
Total current liabilities	1,804,269	392,442

Commitments and contingencies

Stockholders’ equity (deficit):
Common stock	857	673
Preferred stock	3,496,500	3,496,500
Additional paid-in capital	159,889	55,561
Accumulated deficit	(4,949,956)	(2,422,046)
Total stockholders’ equity (deficit)	(1,292,710)	1,130,688
Total liabilities and stockholders’ equity (deficit)	$511,559	$1,523,130

See accompanying notes to consolidated financial statements.

FRAC ROCK INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2013	2012	2013	2012
Revenue	$—	$—	$4,800	$—
Cost of sales	—	—	2,400	—
Gross profit	—	—	2,400	—
Selling, general, and administrative expenses	893,727	561,880	2,530,310	1,416,644
Loss before provision for income taxes	(893,727)	(561,880)	(2,527,910)	(1,416,644)
Provision for income taxes	—	—	—	—
Net loss	$(893,727)	$(561,880)	$(2,527,910)	$(1,416,644)

See accompanying notes to consolidated financial statements.

FRAC ROCK INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

for the nine months ended September 30, 2013

(unaudited)

	Common Stock	Preferred Stock	Additional Paid-in Capital	Accumulated Deficit	Total
Balance at December 31, 2012	$673	$3,496,500	$55,561	$(2,422,046)	1,130,688
Stock based compensation	—	—	102,858	—	102,858
Exercise of stock options	184	—	1,470	—	1,654
Net loss	—	—	—	(2,527,910)	(2,527,910)
Balance at September 30, 2013	$857	$3,496,500	$159,889	$(4,949,956)	$(1,292,710)

See accompanying notes to consolidated financial statements.

FRAC ROCK INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended September 30
	2013	2012
Operating Activities
Net loss	$(2,527,910)	$(1,416,644)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	4,358	1,583
Stock based compensation	102,858	—
Changes in operating assets and liabilities:
Accounts receivables and other	(55,299)	(48,249)
Prepaids	(274,902)	—
Accounts payable	206,649	41,932
Accrued expenses	205,179	18,910
Net cash used in operating activities	(2,339,069)	(1,402,468)

Investing Activities
Purchases of equipment	(5,209)	(12,551)
Net cash used in investing activities	(5,209)	(12,551)

Financing Activities
Proceeds from issuance of convertible debt	1,000,000	—
Proceeds from issuance of common stock	1,654	—
Proceeds from issuance of preferred stock	—	3,490,659
Net cash provided by financing activities	1,001,654	3,490,659
Net increase (decrease) in cash and cash equivalents	(1,342,624)	2,075,640
Cash and cash equivalents at beginning of period	1,492,871	—
Cash and cash equivalents at end of period	$150,247	$2,075,640

See accompanying notes to consolidated financial statements.

FRAC ROCK INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

(unaudited)

A.           Nature of Business

Frac Rock International, Inc. (the “Company”), a British Virgin Islands company, was incorporated on December 30, 2011, by a group of oilfield-service executives who anticipate that the well stiumlation and pressure pumping activity levels experienced in the North American market will be replicated around the world.  The Company maintains offices in Houston, Texas; Oslo, Norway; and Buenos Aires, Argentina. The address of the Company’s registered office is Wickhams Cay I PO Box 3190 Road Town, Tortola, British Virgin Islands VG1110.

B.           Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.  The December 31, 2012 consolidated balance sheet was derived from audited financial statements, but does not include all the disclosures required by accounting principles generally accepted in the United States.  However, we believe that the disclosures are adequate to make the information presented not misleading.  In our opinion, all the adjustments (consisting of normal recurring adjustments) considered necessary for fair presentation have been included.  The results of operations for the three and nine month period ended September 30, 2013 are not necessarily indicative of the results that may be achieved for the full fiscal year or for any future period.  The unaudited condensed consolidated financial statements included herein should be read in conjunction with the consolidated financial statements and notes thereto included in this Current Report for the year ended December 31, 2012.

The Company calculates the fair value of its assets and liabilities which qualify as financial instruments and includes this additional information in the notes to consolidated financial statements when the fair value is different from the carrying value of these financial instruments. The estimated fair value of accounts receivable, accounts payable and accrued expenses approximate their carrying amounts due to the relatively short maturity of these instruments.  The convertible note payable was entered into with existing stockholders of the Company and other third parties, and as a result does not bear a market rate of interest.  Management believes based on its current financial position that it could not obtain comparable amounts of third party financing, and as such cannot estimate the fair value of the convertible note payable.  None of these instruments are held for trading purposes.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.

C.           Convertible Note Payable

On February 15, 2013, the Company entered into a convertible note payable agreement for $1 million.  The convertible note payable was made up of $10,000 increments, of which 100 increments were issued to existing stockholders of the Company and other third parties.  The convertible note accrues 10% annual interest and matures on February 15, 2014.  The convertible note has a contingent 15% beneficial conversion upon the next equity financing of at least $10 million.  As of September 30, 2013, accrued expenses includes $62,500 of accrued interest.

FRAC ROCK INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

(unaudited)

D.           Related Party Transactions

The Company sub-leases office space for $6,000 per month from a company, which is owned by Mr. Bjarte Bruheim, Chairman of the Board and an employee of the Company. The sub-lease agreement commenced in March of 2012 on a month-to-month basis. The Company paid the related party approximately $53,000 and $53,000 during the nine months ended September 30, 2013 and 2012, respectively.

E.           Subsequent Events

On August 29, 2013, Geo-Texture Technologies, Inc. (“GeoTexture”) signed an asset purchase agreement, whereby GeoTexture sold all of its intellectual properties to Frac Rock International, Inc. (“FRI”) a newly formed Delaware corporation, not owned by the Company.

On October 4, 2013, the Company signed a merger agreement with FRI, whereby the Company became a US company.  In conjunction with this merger all 1,050,000 outstanding Series A Preferred Shares of the company were converted on a 1 to 1 basis to common stock.  Furthermore, the Company’s convertible note payable was converted into 319,236 shares of common stock.

In October 2013 and November 2013, the Company sold 854,367 shares of its common stock in a private placement to 35 accredited investors resulting in gross proceeds to it of $5,126,202.  The Company paid commissions and related expenses of $382,510.  These shares of common stock were exchanged for shares of Eco-Stim’s common stock in the Merger, as described more fully later in this section. The proceeds will be used for working capital and the purchase of equipment.

In October 2013 and November 2013, the Company issued 430,000 stock options to members of management and consultants. The vesting period for the options is 2 years with a fair market value of $6.00 per option at the time of grant.

On November 8, 2013, the Company purchased a coiled-tubing unit and ancillary equipment for $2,024,000.

On December 11, 2013, the Company (now FRI) merged with a wholly owned subsidiary of Vision Global Solutions, Inc. (“VIGS”), a US public company, thereby becoming a public company.  On November 21, 2013, the VIGS shareholders approved (1) the merger, (2) a reverse stock split of 480 to 1 for existing VIGS shareholders, (3) a name change to Eco-Stim Energy Solutions, Inc. (“Eco-Stim”), and (4) an increase in the authorized preferred stock of VIGS from 5,000,000 shares to 50,000,000 shares.  Going forward the name of the Company will be changed to Eco-Stim Energy Solutions, Inc.